Exhibit 99.2

Ocean Power Technologies Signs Strategic Reseller Agreement in Latin America

Agreement Includes a $3 Million Purchase Commitment for OPT Products and Expands Commercial Reach of Intelligent Maritime Solutions in the Mexican Market

MONROE TOWNSHIP, NJ, July 24, 2025 – Ocean Power Technologies, Inc. (NYSE American: OPTT) (“OPT” or the “Company”), a leader in innovative and cost-effective low-carbon marine power, data, and service solutions, today announced the signing of a new reseller agreement with a Latin America-based partner focused on supporting the Mexican offshore and maritime markets.

This partnership significantly expands OPT’s commercial footprint across Latin America, leveraging the reseller’s regional presence and relationships within Mexico. Under the agreement, the partner will provide business development, sales, and technical support services. The agreement also includes a $3 million purchase commitment for OPT’s WAM-V® Unmanned Surface Vehicles.

“This agreement represents another key step forward in continuing to scale OPT’s global reseller network and unlocking additional high-growth markets,” said Philipp Stratmann, CEO of Ocean Power Technologies. “This partnership opens a strong channel to deploy our intelligent maritime solutions across security, energy, and commercial markets in Mexico. It builds on our existing momentum in Latin America and advances our broader goal of global expansion through strategic partnerships.”

This partnership follows a series of recent agreements and deployments that reinforce OPT’s position as a global leader in the marine robotics sector. The Company continues to prioritize channel-driven growth, scalable product deployments, and geographic expansion into high-potential markets.

For more information about Ocean Power Technologies, please visit www.OceanPowerTechnologies.com,

ABOUT OCEAN POWER TECHNOLOGIES

OPT provides intelligent maritime solutions and services that enable safer, cleaner, and more productive ocean operations for the defense and security, oil and gas, science and research, and offshore wind markets, including Merrows™, which provides AI-capable seamless integration of Maritime Domain Awareness Systems across platforms. Our PowerBuoy® platforms provide clean and reliable electric power and real-time data communications for remote maritime and subsea applications. We also provide WAM-V® unmanned surface vehicles (USV’s) and marine robotics services. The Company’s headquarters is located in Monroe Township, New Jersey and has an additional office in Richmond, California. To learn more, visit www.OceanPowerTechnologies.com.

FORWARD-LOOKING STATEMENTS

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and subject to risks and uncertainties, including the potential success of our new reseller, the delivery of customer services, the conversion of potential customers to contracts and the realization of the potential revenue thereunder. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission for further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Contact Information

Investors: 203-561-6945 or investorrelations@oceanpowertech.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com